EXHIBIT 23.1

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated October 31, 1996 included inthe Vail Resorts Inc. Form 10-K for the year ended September 30, 1996 and to all reference to our firm included in this registration statement.



                                    Arthur Anderson LLP

Denver, Colorado
   January 24, 1997